UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
877-208-9991
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2026, the Board of Directors (the "Board") of Keurig Dr Pepper Inc. (the “Company”) increased the size of the Board to eleven directors and appointed William Newlands and Amie Thuener as independent members of the Board, with all such changes to be effective as of March 2, 2026. Each of Mr. Newlands and Ms. Thuener will serve until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. The Board appointed Mr. Newlands to the Nominating and Governance Committee and Ms. Thuener to the Audit and Finance Committee, in each case effective March 2, 2026.
There are no arrangements or understandings between either Mr. Newlands or Ms. Thuener and any other persons pursuant to which he or she was appointed as a director and neither Mr. Newlands nor Ms. Thuener is a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Newlands and Ms. Thuener will participate in the compensation arrangements for non-employee directors as described in the Company’s 2025 proxy statement filed with the SEC on April 25, 2025.

Item 8.01. Other Events.
Also on February 12, 2026, the Board approved the dissolution of its existing Remuneration and Nominating Committee and the creation of separate Nominating and Governance and Compensation Committees, which actions will be effective as of March 2, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: February 12, 2026
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary